UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 13, 2009

VCG HOLDING CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	001-32208	841157022
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

390 UNION BLVD, SUITE 540, LAKEWOOD, Colorado		80228
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-934-2424

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously disclosed in a Current Report on Form 8-K filed by VCG Holding Corp. (the "Company") on November 4, 2009, the Company received an offer (the "Proposal") from the Company's Chairman and Chief Executive Officer, Troy Lowrie, Lowrie Management, LLLP and certain other unidentified investors (collectively, "Lowrie") to acquire all of the outstanding shares of common stock of the Company (other than those shares held by Lowrie) for $2.10 per share in cash. In response, the Company's Board of Directors (the "Board") formed a Special Committee consisting solely of directors who are deemed "independent" under the rules of the NASDAQ Stock Market and disinterested with respect to the Proposal. The Special Committee was formed in order to properly and fairly represent the best interests of the Company's shareholders in a full and diligent evaluation of the Proposal and any alternatives thereto in order to maximize shareholder value. On November 18, 2009, Lowrie notified the Special Committee that in order to allow sufficient time to consider and review the Proposal, the expiration of the Proposal has been extended to 5:00 p.m. (Mountain Standard Time) on December 4, 2009.

In addition, on November 13, 2009, the Company was served with a complaint (the "Complaint") filed by David Cohen in the District Court in Jefferson County, Colorado. In the Complaint, Mr. Cohen alleges that he brings the purported class action lawsuit against the Company and each of the individual members of the Board on behalf of the Company’s shareholders. The Complaint alleges, among other things, that Mr. Lowrie has conflicts of interest with respect to the Proposal and that in connection with the Board's evaluation of the Proposal, the individual defendants have breached their fiduciary duties under Colorado law. The Complaint seeks, among other things, certification of Mr. Cohen as class representative, either an injunction enjoining the defendants from consummating or closing the Acquisition, or if the Acquisition is consummated, rescission of the Acquisition, an award of damages in an amount to be determined at trial and an award of reasonable attorneys' and experts' fees.

As of the date hereof, the Company believes that the allegations set forth in the Complaint are baseless and the Company intends to vigorously defend itself in this lawsuit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORPORATION

November 19, 2009	By:	Courtney Cowgill

Name: Courtney Cowgill
Title: CFO